UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 18, 2005

BEIJING MED-PHARM CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-51409	20-0434726

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(610) 940-1675

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 19, 2005, Beijing Med-Pharm Corporation, a Delaware corporation (the “Company”), completed a private placement (the “Private Placement”) of an aggregate of 4,199,981 shares of its Common Stock, par value $0.001 per share (“Common Stock”), and warrants exercisable for an aggregate of 1,049,828 shares of Common Stock. The Company sold 126 investment units (each, a “Unit”) in the Private Placement at a per Unit purchase price equal to $50,000. These sales were made pursuant to Subscription Agreements and amendments (collectively, the “Subscription Agreements”) that were entered into between the Company and certain institutional and individual accredited investors (collectively, the “Investors”), effective as of October 14, 2005.
Each Unit sold in the Private Placement consisted of 33,333 shares of Common Stock, a Series A Warrant to purchase 4,166 shares of Common Stock at an exercise price of $1.875 per share (the “Series A Warrant”), and a Series B Warrant to purchase 4,166 shares of Common Stock at an exercise price of $2.25 per share (the “Series B Warrant” and, together with the Series A Warrant, the “Warrants”).
Under the terms of the Subscription Agreements, the Company agreed to use its reasonable commercial efforts, subject to receipt of necessary information from the Investors, to cause a registration statement relating to the resale by the Investors of the shares of Common Stock sold in the Private Placement and the shares of Common Stock underlying the Warrants to be filed with the Securities and Exchange Commission (the “SEC”) within 60 days following the closing date of the Private Placement.
With the exception of the respective exercise prices applicable to the Series A Warrants and the Series B Warrants, the terms of the Series A Warrants and the Series B Warrants are identical. The Warrants provide that the holder thereof shall have the right to acquire, at any time prior to October 7, 2010, shares of Common Stock upon the payment of $1.875 per Warrant Share to be acquired upon exercise of the Series A Warrants, and $2.25 per Warrant Share to be acquired upon exercise of the Series B Warrants. If a registration statement is not filed by the Company within 60 days after the Closing Date or is not declared effective by the SEC on or before 180 days after the closing date of the Private Placement (each, a “Registration Default”), the Company is required to reduce the exercise price of the Warrants by $0.10 for each full 30-day period for which a Registration Default exists. The then outstanding and unexercised Warrants terminate on October 7, 2010. If the Common Stock trades at a price in excess of 200% of the stated exercise price of a Warrant for any consecutive 20-day period, the Company will have the right to terminate all unexercised Warrants of that series of Warrants by providing 45 days’ prior written notice to the holders of such Warrants. The Warrants also will terminate upon the occurrence of a “Change of Control,” as defined in the Warrants. The Company is required to provide notice to the holders of the Warrants at least 10 days before the closing of a “Change of Control” as provided in the Warrants.
The foregoing is a summary of the terms of the Subscription Agreements and the Warrants and does not purport to be complete and is qualified in its entirety by reference to the full text of the

Subscription Agreements and the Warrants, forms of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities.
As described in Item 1.01 above, on October 19, 2005, the Company completed the Private Placement. Gross proceeds from the Private Placement were $6.3 million. The Company expects to use these proceeds to further expand its business in China and for additional working capital.
Philadelphia Brokerage Corporation (the “Placement Agent”) acted as placement agent in the Private Placement. In connection with the Private Placement, the Company issued to the Placement Agent a Series A Warrant to purchase 94,500 shares of Common Stock and a Series B Warrant to purchase 94,500 shares of Common Stock, and paid the Placement Agent a placement fee equal to $346,500, plus the reimbursement of certain expenses.
The issuance and sale of the Common Stock and Warrants in the Private Placement was made in reliance upon the exemption from registration provided in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act. Each of the certificates representing shares of Common Stock and each of the Warrants issued and sold in the Private Placement contain restrictive legends preventing the sale, transfer or other disposition of such shares and Warrants unless registered under the Securities Act.
Item 8.01 Other Events.
On December 15, 2004, the Company entered into a share transfer and debt restructuring agreement with Beijing Wanhui Pharmaceutical Group, and a share transfer agreement with Wen Xin, a minority equity holder of Wanwei, to acquire all of the outstanding equity interests of Beijing Wanwei Pharmaceutical Co., Ltd. (“Wanwei”).
On October 18, 2005, China’s Ministry of Commerce issued to the Company a Certificate of Approval of Foreign Investment relating to the Company’s acquisition of Wanwei. It is expected that the Company’s acquisition of Wanwei will be completed by the end of the first quarter of 2006. Completion of the acquisition is subject, however, to additional conditions, risks and uncertainties, each as described in the Company’s filings with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
     4.1 Form of Subscription Agreement, dated October 14, 2005, as amended, by and between Beijing Med-Pharm Corporation and each of the respective Investors.
     4.2 Form of Warrant, dated October 14, 2005, by and between Beijing Med-Pharm Corporation and each of the respective Investors, including schedule of aggregate number of warrants issued and exercise price thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIJING MED-PHARM CORPORATION
Date: October 20, 2005	By:	/s/ FRED M. POWELL
		Name:	Fred M. Powell
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document
4.1	Form of Subscription Agreement, dated October 14, 2005, as amended, by and between Beijing Med-Pharm Corporation and each of the respective Investors.
4.2	Form of Warrant, dated October 14, 2005, by and between Beijing Med-Pharm Corporation and each of the respective Investors, including schedule of aggregate number of warrants issued and exercise price thereof.